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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): May 27, 1998


                           EINSTEIN/NOAH BAGEL CORP.
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            (Exact name of registrant as specified in its charter)


Delaware                           0-21097                       84-1294908
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(State or other                  (Commission                    (IRS Employer
jurisdiction of                   File No.)                  Identification No.)
incorporation)


       14103 Denver West Parkway, P.O. Box 4086, Golden, Colorado 80401
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                   (Address of principal executive offices)


                                (303) 215-9300
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             (Registrant's telephone number, including area code)


                                Not applicable
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         (Former name or former address, if changes since last report)
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Item 5.  Other Events

     On May 27, 1998, Boston Chicken, Inc. ("Boston Chicken"), the majority stockholder of Einstein/Noah Bagel Corp. (the "Company"), announced that it had retained Morgan Stanley & Co. Incorporated to advise and assist Boston Chicken in evaluating the sale of all or a portion of the shares of common stock of the Company owned by Boston Chicken to one or more third parties. Boston Chicken currently owns approximately 17.3 million shares of common stock of the Company. Boston Chicken also announced that it anticipated that any such sale would likely be made in a privately negotiated transaction with a single purchaser and would be subject to agreement upon price and other terms and conditions to be negotiated.



                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  May 27, 1998

                                      EINSTEIN/NOAH BAGEL CORP.



                                      By:       /s/ Amy S. Powers
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                                          Amy S. Powers
                                          Vice President